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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                             --------------------

                                   FORM 8-K


                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                March 19, 1996



                          THE MORNINGSTAR GROUP INC.
            (Exact name of registrant as specified in its charter)



          Delaware                   0-19075                      75-2217488
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)             File Number)              Identification No.)


                         5956 Sherry Lane, Suite 1800
                           Dallas, Texas 75225-6522
         (Address of principal executive offices including zip code)



                        Registrant's telephone number,
                     including area code: (214) 360-4777
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                      INFORMATION TO BE INCLUDED IN REPORT

Item 2. Acquisition or Disposition of Assets.

         On March 19, 1996, the registrant, The Morningstar Group Inc. the ("Company"), completed the acquisition of substantially all of the assets of Merkt Cheese Company ("Merkt"), located in Bristol, Wisconsin. Merkt recorded approximately $10.3 million in sales for the fiscal year ending June 30, 1995. The Company paid approximately $3.62 million in cash for the assets purchased, and assumed approximately $.3 million in liabilities and reserves. The source of funding for this acquisition was provided by the Company's revolving credit facility.




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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE MORNINGSTAR GROUP INC.
                                              (Registrant)

                                        By:        /s/ DARRON K. ASH
                                            -----------------------------------
                                                       Darron K. Ash
                                            Vice President and Chief Financial
                                                          Officer


Date: April 2, 1996




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